Exhibit 99.1

PRESS RELEASE

	Contacts:	Don R. Madison, CFO
Powell Industries, Inc.
FOR IMMEDIATE RELEASE		713-947-4422

POWELL INDUSTRIES ANNOUNCES FISCAL 2016

THIRD QUARTER RESULTS

HOUSTON — AUGUST 2, 2016 — Powell Industries, Inc. (NASDAQ: POWL), a leading supplier of custom engineered solutions for the management, control and distribution of electrical energy, today announced results for the fiscal 2016 third quarter ended June 30, 2016.

Revenues for the third quarter of fiscal 2016 were $133.2 million compared to revenues of $176.7 million for the third quarter of fiscal 2015. The Company reported net income for the third quarter of $4.9 million, or $0.43 per diluted share, compared to net income of $7.0 million, or $0.60 per diluted share, for the third quarter of fiscal 2015. Excluding restructuring and separation costs, net income for the third quarter of fiscal 2016 was $5.4 million, or $0.47 per diluted share. A reconciliation of this non-GAAP financial measure to net income is included in the financial tables below.

Thomas W. Powell, President and Chief Executive Officer, stated, “Project execution and manufacturing efficiencies continued to drive margin improvement in spite of lower revenues. We are particularly pleased with performance improvements at both our Houston and UK operations. Our Canadian operations continued their strong performance from last quarter.

“Market conditions and competitive price pressures during the third quarter were particularly difficult. Reduced capital spending in our primary oil and gas markets limited the available project opportunities and reduced our bookings and backlog. While we anticipate these challenging market conditions could persist well into 2017, we remain committed to supporting our customers and delivering the high performance they deserve.”

New orders placed during the third quarter of fiscal 2016 totaled $88 million compared to $117 million in the second quarter of fiscal 2016 and $193 million in the third quarter of fiscal 2015. The Company’s backlog as of June 30, 2016 was $312 million compared to $357 million as of March 31, 2016 and compared to $518 million at the end of last year’s third quarter.

OUTLOOK

The following statements are based on the current expectations of the Company. These statements are forward-looking, and actual results may differ materially as further elaborated in the last paragraph below.

Reflecting current backlog and business conditions, Powell expects full year fiscal 2016 revenues to range between $550 million and $565 million, compared to previous forecast of $520 million and $560 million, and fiscal year 2016 adjusted earnings to range between $1.30 and $1.45 per diluted share, compared to previous forecast of $0.80 and $1.10 per diluted share. The Company’s earnings guidance excludes restructuring and separation costs, as reflected in the Non-GAAP Net Income Reconciliation. Powell recorded $7.7 million in restructuring and separation costs in the first nine months of fiscal 2016 and will continue to evaluate additional restructuring that may be required to align operating costs with anticipated market conditions.

CONFERENCE CALL

Powell Industries has scheduled a conference call for Wednesday, August 3, 2016 at 11:00 a.m. Eastern time. To participate in the conference call, dial 412-902-0030 at least 10 minutes before the call begins and ask for the Powell Industries conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until August 10, 2016. To access the replay, dial 201-612-7415 using a passcode of 13640312#.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting powellind.com. To listen to the live call on the web, please visit the website at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call and will remain available for approximately 90 days at powellind.com.

Powell Industries, Inc., headquartered in Houston, engineers packaged solutions and systems for the management, control and distribution of electrical energy. Powell markets include large industrial customers such as utilities, oil and gas producers, refineries, petrochemical plants, pulp and paper producers, mining operations and commuter railways. For more information, please visit powellind.com.

Any forward-looking statements in the preceding paragraphs of this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties in that actual results may differ materially from those projected in the forward-looking statements. In the course of operations, we are subject to certain risk factors, competition and competitive pressures, sensitivity to general economic and industrial conditions, international political and economic risks, availability and price of raw materials and execution of business strategy. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, copies of which are available from the Company without charge.

This press release contains references to certain non-GAAP financial measures discussed above. Please see the financial table below for more details on these non-GAAP financial measures, including a reconciliation of these non-GAAP financial measures to net income and the reasons management believes these measures are useful to investors.

POWELL INDUSTRIES, INC. & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Three months ended June 30,		Nine months ended June 30,
	2016	2015	2016	2015
(In thousands, except per share data)
	(Unaudited)
Revenues	$133,207	$176,733	$435,450	$499,533
Cost of goods sold	105,922	143,789	354,921	421,219

Gross profit	27,285	32,944	80,529	78,314
Selling, general and administrative expenses	19,362	18,013	57,787	58,293
Research and development expenses	1,640	1,642	5,453	5,108
Amortization of intangible assets	89	114	263	345
Restructuring and separation expenses	647	1,406	7,703	2,738

Operating income	5,547	11,769	9,323	11,830
Other income	(507)	(507)	(1,522)	(1,893)
Interest expense	38	42	112	111
Interest income	(42)	—	(113)	(88)

Income before income taxes	6,058	12,234	10,846	13,700
Income tax provision (benefit)	1,164	5,185	844	10,573

Net income	$4,894	$7,049	$10,002	$3,127

Earnings per share:
Basic	$0.43	$0.60	$0.88	$0.26

Diluted	$0.43	$0.60	$0.87	$0.26

Weighted average shares:
Basic	11,397	11,802	11,387	11,953
Diluted	11,473	11,845	11,435	11,991
SELECTED FINANCIAL DATA:
Depreciation and Amortization	$3,372	$3,445	$10,064	$10,239

Capital Expenditures	$874	$5,554	$2,000	$34,246

Dividends Paid	$2,961	$3,062	$8,882	$9,326

POWELL INDUSTRIES, INC. & SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2016	September 30, 2015
(In thousands)	(Unaudited)
Assets:

Cash	$89,351	$43,569
Other current assets	209,609	253,530
Property, plant and equipment (net)	147,810	154,594
Long-term assets	13,636	17,131

Total assets	$460,406	$468,824

Liabilities & equity:
Current liabilities	$116,437	$124,952
Long-term debt, net of current maturities	2,000	2,400
Deferred and other long-term liabilities	7,369	8,210
Stockholders’ equity	334,600	333,262

Total liabilities and stockholders’ equity	$460,406	$468,824

SELECTED FINANCIAL DATA:
Working capital	$182,523	$172,147

POWELL INDUSTRIES, INC. & SUBSIDIARIES

NON-GAAP NET INCOME RECONCILIATION

	Three months ended June 30,		Nine months ended June 30,
(In thousands)	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
Reconciliation of GAAP Net Income to Non-GAAP Net Income:
GAAP Net income	$4,894	$7,049	$10,002	$3,127
Non-GAAP items:
Restructuring and separation costs	647	1,406	7,703	2,738
Income tax reserve release (FIN 48)	—	—	—	(4,149)
Canadian tax valuation allowance	—	—	—	8,996
Income tax effect of non-GAAP items	(132)	(65)	(2,424)	(531)

Non-GAAP Net income	$5,409	$8,390	$15,281	$10,181

Diluted shares outstanding	11,473	11,845	11,435	11,991
Diluted Earnings Per Share:
GAAP earnings per share	$0.43	$0.60	$0.87	$0.26
Non-GAAP earnings per share	$0.47	$0.71	$1.34	$0.85

For all periods presented, the Company defines non-GAAP net income as net income which excludes: 1) Restructuring and separation costs; 2) the income tax reserve release (FIN 48); and 3) the Canadian tax valuation allowance. The income tax effect is based on the applicable statutory rate. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. However, the Company believes by excluding these items, these non-GAAP financial measures are helpful in comparing the historical results to current results because this non-GAAP information provides consistent measures of the underlying results of our ongoing operations. The Company also believes the disclosure of non-GAAP net income will help investors meaningfully evaluate and compare its cash flow generating capacity from quarter to quarter and year to year.

The non-GAAP items, and the basis for excluding them from GAAP financial measures, are outlined below:

•	Restructuring and separation costs– For the nine months ended June 30, 2016, we recorded $7.7 million in restructuring and separation costs due to the restructuring of our senior management team and the alignment of our salaried and hourly workforce with future production requirements. For the nine months ended June 30, 2015, we incurred $2.2 million in restructuring and separation costs.

•	Income tax reserve release (FIN 48) – In the nine months ended June 30, 2015, we released an income tax reserve of $4.1 million for R&D tax credits upon the closing of an IRS audit

•	Canadian tax valuation allowance - In the nine months ended June 30, 2015, we established a $9.0 million valuation allowance against the Canadian deferred tax assets because we anticipated that we might not be able to realize the benefits of the net operating loss carryforwards and other deductible differences.

Due to the nature of these items, the Company does not believe that these items reflect its ongoing operations.

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